SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 8-K/A-1

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event  reported:  October 23, 1997)

                           AMERUS LIFE HOLDINGS, INC.
               (Exact Name of Registrant as Specified in Charter)

IOWA                                    0-21459                  42-1459712
(State or Other Jurisdiction       (Commission File Number) (IRS Employer
     of Incorporation)                                      Identification No.)

699 WALNUT STREET, DES MOINES, IOWA                              50309-3948
(Address of Principal Executive Offices)                    (Zip Code)

Registrant's telephone number, including area code:    (515) 362-3600

                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)

INDEX                                                                 PAGE
-----                                                                 ----

ITEM 7.   Financial Statements and Exhibits

          Delta Life Corporation Unaudited Consolidated Financial
          Statements as of September 30, 1997 and for the nine
          months ended September 30, 1997 and 1996.                      2

          Delta Life Corporation Audited Financial Statements as
          of December 31, 1996 and 1995 and for the years ended
          December 31, 1996, 1995 and 1994.                              6

          Unaudited Pro Forma Condensed Consolidated Financial
          Information of AmerUs Life Holdings, Inc. and Delta Life Corporation as of September 30, 1997 and for
          the nine months ended September 30, 1997 and the year
          ended December 31, 1996.                                      50

SIGNATURE                                                               56

EXHIBIT
INDEX                                                                   56

ITEM 7.
DELTA LIFE CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 1997
(in thousands)


ASSETS:
Invested assets:
     Fixed maturities                                        $1,475,168
     Equity securities                                            1,250
     Purchase option contracts                                   11,578
     Mortgage loans                                             266,402
     Real estate                                                  4,829
     Policy loans                                                37,134
     Other investments                                              616
                                                             ----------
        Total investments                                     1,796,977


Cash                                                              9,725
Accrued investment income                                        12,195
Deferred policy acquisition costs                               116,016
Other assets                                                     77,919
                                                             ----------
     Total assets                                             2,012,832
                                                             ==========

LIABILITIES AND STOCKHOLDERS' EQUITY:

LIABILITIES:
      Policyowner reserves and policyowners funds              1,841,796
      Other liabilities                                           42,443
      Debt                                                        25,800
                                                              ----------
         Total liabilities                                     1,910,039
                                                              ----------

STOCKHOLDERS' EQUITY:
      Preferred stock                                                  6
      Common stock                                                 1,791
      Additional paid-in capital                                  78,387
      Retained earnings                                           20,825
      Unrealized appreciation of available-for-sale securities      1,784
                                                              ----------
         Total stockholders' equity                              102,793
                                                              ----------
         Total liabilities and stockholders' equity            2,012,832
                                                              ==========

DELTA LIFE CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30,
(in thousands)

                                                     1997         1996
                                                     ----         ----
REVENUES:
      Premiums and product charges                   $ 4,912     $ 9,273
      Net investment income                           95,799      95,152
      Realized gains on investments                      870          43
      Other revenues                                       -         236
                                                     -------     -------
         Total revenues                              101,581     104,704
                                                     -------     -------

BENEFITS AND EXPENSES:
      Policyowner benefits                            73,758      77,063
      Expenses                                        18,906      17,798
                                                     -------     -------
      Total benefits and expenses                     92,664      94,861
                                                     -------     -------
      Income before income tax expense                 8,917       9,843
      Income tax expense                               3,320       3,673
                                                     -------     -------
      Net income                                     $ 5,597     $ 6,170
                                                     =======     =======
/TABLE

DELTA LIFE CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
(in thousands)

                                                           1997           1996
                                                           ----           ----
Cash flows provided (used) in operating activities:
   Net Income                                            $ 5,597        $ 6,170
   Adjustments to reconcile net income to net
     cash provided(used) in operating
     activities:
        Depreciation                                       1,423          1,279
        Provision for possible loan losses                   740            693
        Amortization of investments, net                   1,815          2,089
        Amortization of unearned compensation                 78             78
        Amortization of net realized capital
          gains allocable to policyholders                  (380)           413
        Provision for guaranty fund assessments              300            354
        Net gain on sale of investments                   (1,337)          (502)
        Changes in operating assets and liabilities:
          Policy acquisition costs                        (3,366)        (7,608)
          Federal income taxes refundable
             and payable                                   1,998            560
          Accrued investment income                         (496)          (197)
          Other assets and liabilities                      (319)        (1,379)
          Increase in policy liabilities                   1,542          3,092
                                                         -------        -------
          Net cash provided (used) in
             operating activities                          7,595          5,042
                                                         -------        -------

Cash flows used in investing activities:
   Proceeds from principal repayments and
     maturities for held-to-maturity debt
     securities, mortgages and other
     investments                                         196,597        178,188
   Proceeds from principal repayments and
     maturities for available-for-sale
     debt securities                                      15,848         17,453
   Purchase of investments for held-to-
     maturity debt securities,
     origination of loans, and purchase
     option contracts                                   (231,912)      (283,983)
   Purchase of available-for-sale
     debt securities                                     (33,667)       (29,940)
   Change in other invested assets                        (3,496)         7,062
   Purchase of property and equipment                     (3,590)        (2,996)
   Proceeds from sale of real estate                           6          2,677
                                                       ---------       --------

        Net cash used in investing activities            (60,214)      (111,539)
                                                       ---------       --------

Cash flows from financing activities:
   Net increase in deposits                               70,426         97,188
   Deposits reinsured                                    (19,261)            54
   Preferred stock dividends paid                         (1,485)        (1,732)
   Payment of notes payable                                4,030         12,540
   Proceeds from notes receivable                             42            112
   Net proceeds from issuance of stock                       412          7,248
                                                        --------        -------
     Net cash provided by financing activities            54,164        115,410
                                                        --------        -------
     Net increase in cash and cash equivalents             1,545          8,913

Cash and cash equivalents:
   Beginning of period                                     8,180          1,385
                                                        --------       --------
   End of period                                        $  9,725       $ 10,298
                                                        ========       ========

Supplemental disclosure of cash activities:
   Interest paid                                          $1,351         $1,155
                                                          ======         ======

   Income taxes paid                                      $1,237         $2,260
                                                          ======         ======

DELTA LIFE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for annual financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All adjustments were of a normal recurring nature, unless otherwise noted in the Notes to Financial Statements. Operating results for the nine months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997.

     Certain amounts in the 1996 financial statements have been reclassified to conform to the 1997 financial statement presentation.

(2)  NOTES PAYABLE

     Debt consists of the following (in thousands):

                                                       September 30,
                                                            1997
                                                        ----------
Bank Credit Facility
     Fixed rate, 7.65000% at September 30, 1997           $ 5,906
     Variable rate, 7.40625% at September 30, 1997         17,294
     Variable rate, 7.37500% at September 30, 1997          2,600
                                                          -------
                                                          $25,800
                                                          =======

     For an additional discussion of the terms of the above indebtedness, refer to the Company's consolidated financial statements as of December 31, 1996.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Delta Life Corporation

We have audited the accompanying consolidated balance sheets of Delta Life Corporation and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Delta Life Corporation and Subsidiaries as of December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                                     COOPERS & LYBRAND, LLP

Memphis, Tennessee
March 13, 1997

DELTA LIFE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1996 AND 1995
(IN THOUSANDS)

                                                     1996           1995
                                                     ----           ----
                                 ASSETS
     Investments:
     Debt securities available-for-sale, at
      fair value                                  $ 438,268      $ 513,718
     Debt securities held-to-maturity               999,030        893,189
     Equity securities, at cost                       1,250              -
     Purchased option contracts                       8,422              -
     Conventional first mortgage loans, net         249,399        233,697
     Real estate                                      4,873          4,757
     Policy loans                                    34,412         33,844
     Reverse repurchase agreements                      240          2,570
     Other investments                                  144            413
                                                   ---------     ---------
           Total investments                      1,736,038      1,682,188

   Cash and cash equivalents                          8,180          1,385
   Accrued investment income                         11,699         12,573
   Accounts receivable and prepaid expenses             503            378
   Mortgage backed securities receivable              1,564          2,010
   Refundable federal income taxes                       86          1,191
   Deferred policy acquisition costs, net           112,650        104,221
   Property and equipment, net                        5,794          5,381
   Ceded reserves and claims                         49,070            950
   Present value of future profits                        -          4,623
   Other assets                                         576          1,007
                                                -----------   ------------
     Total assets                               $ 1,926,160    $ 1,815,907
                                                ===========    ===========

/TABLE

DELTA LIFE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS, CONTINUED
DECEMBER 31, 1996 AND 1995
(IN THOUSANDS)
                                                      1996      1995
                                                      -----          ----
                  LIABILITIES
  Deposits:
     Annuity                                     $1,736,856     $1,619,496
     Life                                            16,092         39,281

  Other policy liabilities:
     Annuity                                         17,244         19,852
     Life                                                15          5,416

  Accounts payable, accrued expenses and
   other liabilities                                  5,494          6,857
  Repurchase agreements                              10,940              -
  Income taxes payable                                   46            230
  Reserve for guaranty fund assessments               2,588          3,586
  Notes payable                                      22,700         20,400
  Deferred federal income taxes                       9,153          7,467
                                                  ---------      ---------
     Total liabilities                            1,821,128      1,722,585
                                                  ---------      ---------

  Commitments and contingencies
           STOCKHOLDERS' EQUITY
  Preferred stock; $.01 par:
     Series A, convertible                                4              4
     Series B, convertible                                3              3
     Series C, convertible                                2              2
     Series D, convertible                                1              -
  Common stock; $1 par:
     Class A                                          1,070          1,012
     Class B, convertible                               305            305
  Additional paid-in capital                         79,414         72,231
  Retained earnings                                  24,638         19,572
  Notes receivable                                     (389)          (460)
  Unearned compensation                                (323)          (427)
  Net unrealized holding gain on available-for-sale
   securities, net of tax of $158 and $550 in 1996
   and 1995, respectively                               307          1,080
                                                   --------        -------
     Total stockholders' equity                     105,032         93,322
                                                   --------        -------
     Total liabilities and
      stockholders' equity                      $ 1,926,160     $1,815,907
                                                ===========     ==========

The accompanying notes are an integral part of the consolidated financial statements.

DELTA LIFE CORPORATION AND SUBSIDIARIES
STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994
(IN THOUSANDS)

                                               1996            1995      1994
                                             ----       ----        ----

             Investment income:
        Interest and dividends           $ 127,201  $ 117,730   $ 93,308
        Amortization of net realized
           capital gains allocable to
           policyholders                      545         735      1,212

     Investment expenses:
        Interest credited to deposits      94,705      90,171     71,159
        Provision for possible loan losses    929         824      1,007
        Interest on bank debt               1,425       1,470      1,268
                                         --------    --------   --------
           Net investment income           30,687      26,000     21,086
                                         --------    --------   --------

     Premium and other revenue:
        Annuity premiums which include
           life contingencies               4,709       3,947      2,378
        Life insurance premiums             1,251       1,382      1,360
        Fee income                          4,986       5,119      4,223
        Gain on sale of subsidiary            441
        Other income                          255         334        382
                                        ---------    --------   --------
           Total premium and
           other revenue                   11,642      10,782      8,343
                                        ---------    --------   --------
        Total net investment income,
        premium and other revenue          42,329      36,782     29,429
                                       ----------    --------   --------

     Policy benefits and other expenses:
        Death benefits                      1,093       1,358      1,125
        Annuity benefits                    2,412       2,123      2,060
        Increase in policy liabilities      3,376       3,284      2,300
        General and administrative
           expenses                        13,709      12,622     10,502
        Provision for guaranty fund
           assessments                        660       2,498        240
        Amortization of present value
           of future profits                  225       1,031        198
        Amortization of deferred policy
           acquisition costs                8,774       5,690      3,373
                                          -------     -------    -------
        Total policy benefits and other
           expenses                        30,249      28,606     19,798
                                         --------     -------    -------
        Income before capital gains and
           income taxes                    12,080       8,176      9,631

     Realized capital gains, net              854         137        356
     Deferral of net realized capital
        gains allocable to
        policyholders                        (741)        (23)      (289)
                                          -------     --------  --------

     Income before provision for
        income taxes                       12,193       8,290      9,698

     Provision for income taxes:
         Current                            2,718       1,494        827
         Deferred                           1,834       1,594      2,649
                                          -------    --------   --------

     Net income                             7,641       5,202      6,222
        Less preferred dividends            2,329       1,919      1,554
                                          -------    --------   --------
   Net income applicable to
        common shares                      $5,312      $3,283     $4,668
                                           ======      ======     ======


The accompanying notes are an integral part of the consolidated financial statements.

DELTA LIFE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        Additional
                                      Preferred   Common  Paid-InRetained  Notes
                                        Stock     Stock  CapitalEarnings   Rec.
                                      ---------   -------------- ------    -----

Balances at December 31, 1993            $    7    $1,102 $51,903 $11,623  $577
   Net unrealized holding gain on
     available-for-sale securities,
     net of taxes of $66 on
     January 1, 1994
   Series A and B preferred stock
     dividends paid                                               (1,554)
   Payments on notes receivable                                               43
   Other                                                      (36)            33
   Net changes in unrealized holding
     loss on available-for-sale
     securities, net of taxes of
     $1,777 at December 31, 1994
   Net income                                                           6,222
                                ------     -----   ------    ------     ------
Balances at December 31, 1994                 7     1,102  51,867 16,291 (501)
   Issuance of 205,200 shares of
     Class A common stock and
     205,200 shares of Series C
     preferred stock                          2       205  19,854
   Series A, B and C preferred stock
     dividends paid                                               (1,919)
   Payments on notes receivable                                            41
   Repurchase of 450 stock options                                    (2)
   Issuance of 10,000 shares of
     restricted stock                                  10     510
   Amortization of unearned compensation
   Net changes in unrealized holding
     gain on available-for-sale
     securities, net of taxes, of
     $2,261 at December 31, 1995

   Net income                                                            5,202
                                          -----   ------ ------  -------  -----
Balances at December 31, 1995                 9     1,317  72,231 19,572  (460)
   Issuance of 58,718 shares of Class A
     common stock and 58,718 shares of
     Series D preferred stock                 1        58   7,222
   Series A, B, C, and D preferred
     stock dividends paid                                         (2,329)
   Payments on notes receivable                                               42
   Purchase of 66 shares of Class A
     common stock, 98 shares of Series B
     preferred stock
   Retirement of purchased stock and
     cancellation of certain notes
     receivable                                               (39)            29
   Repurchase of 13,200 stock options                               (246)
   Amortization of unearned compensation
   Net changes in unrealized holding
     loss on available-for-sale
     securities, net of taxes of
     $392 at December 31, 1996
   Net income                                                       7,641
                                        -------   ------- -------  ------  -----
Balances at December 31, 1996           $    10    $1,375 $79,414 $24,638 $(389)
                                        =======   =======  ======= ====== ======

DELTA LIFE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
(IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                Net Unrealized
                                                   Holding
                                                Gain (Loss) on
                                                  Available-             Stock
                                       Unearned    For Sale   Treasury holders'
                                     Compensation Securities    Stock    Equity
                                       --------   ----------- --------   -------
Balances at December 31, 1993                                           $64,058
   Net unrealized holding gain on
     available-for-sale securities,
     net of taxes of $66 on
     January 1, 1994                                   $130                 130
   Series A and B preferred stock
     dividends paid                                                      (1,554)
   Payments on notes receivable                                              43
   Other                                                                     (3)
   Net changes in unrealized holding
     loss on available-for-sale
     securities, net of taxes of
     $1,777 at December 31, 1994                     (3,450)             (3,450)

   Net income                                                             6,222
                                           ------   -------   -------    ------
Balances at December 31, 1994                        (3,320)             65,446
   Issuance of 205,200 shares of
     Class A common stock and
     205,200 shares of Series C
     preferred stock                                                     20,061
   Series A, B and C preferred stock
     dividends paid                                                      (1,919)
   Payments on notes receivable                                              41
   Repurchase of 450 stock options                                           (2)
   Issuance of 10,000 shares of
     restricted stock                       $(520)
   Amortization of unearned compensation        93                           93
   Net changes in unrealized holding
     gain on available-for-sale
     securities, net of taxes, of
     $2,261 at December 31, 1995                      4,400               4,400

   Net income                                                             5,202
                                          -------  -------    ------   -------
Balances at December 31, 1995                (427)    1,080              93,322
   Issuance of 58,718 shares of Class A
     common stock and 58,718 shares of
     Series D preferred stock                                             7,281
   Series A, B, C, and D preferred
     stock dividends paid                                                (2,329)
   Payments on notes receivable                                              42
   Purchase of 66 shares of Class A
     common stock, 98 shares of Series B
     preferred stock                                             $(10)      (10)
   Retirement of purchased stock and
     cancellation of certain notes
     receivable                                                    10
   Repurchase of 13,200 stock options                                      (246)
   Amortization of unearned compensation     104                            104
   Net changes in unrealized holding
     loss on available-for-sale
     securities, net of taxes of
     $392 at December 31, 1996                         (773)               (773)
   Net income                                                             7,641
                                          -------   -------   -------   -------
Balances at December 31, 1996              $(323)      $307   $     -  $105,032
                                          =======     =====    ======   =======


DELTA LIFE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
(IN THOUSANDS)

                                                       1996      1995   1994
                                                       -----     -----   ----
Cash flows provided (used) in operating activities:
  Net income                                          $ 7,641  $ 5,202 $ 6,222
  Adjustments to reconcile net income to
  net cash provided (used) in
  operating activities:
       Depreciation                                     1,727    1,175     647
       Provision for possible loan losses                 929      824   1,007
       Amortization of investments, net                 3,156    1,994   3,765
       Amortization of unearned compensation              104       93       -
       Amortization of policy acquisition
          costs                                         8,774    5,690   3,372
       Amortization of present value of future
          profits, net                                   (331)    (643) (1,074)
       Amortization of net realized capital
          gains allocable to policyholders               (545)    (735) (1,212)
       Deferral of net realized capital gains
          allocable to policyholders                       741      24     290
       Deferred federal income taxes                     1,834   1,419   2,671
       Provision for guaranty fund assessments             660   2,498     240
       Net gain on sale of investments                    (854)   (137)   (406)
       Gain on sale of subsidiary                         (441)      -       -
       Changes in operating assets
          and liabilities:
       Policy acquisition costs                        (17,743) (21,867)(20,285)
       Deferred commitment fees                             67      197       4
       Federal income taxes refundable
          and payable                                      960      (71)   (330)
       Accrued investment income                          (223)  (1,109)  1,645
       Guaranty fund assessments                        (1,464)    (936)   (494)
       Other assets and liabilities                     (1,171)  (2,645)  2,901
       Increase in policy liabilities                    4,111    3,190   2,331
                                                       -------  -------   -----
       Net cash provided (used) in
         operating activities                            7,932   (5,837)  1,294
                                                       -------  -------  ------
Cash flows used in investing activities:
  Proceeds from principal repayments and maturities
     for held-to-maturity debt securities,
     mortgages and other investments                   164,062   48,871 188,406
  Proceeds from principal repayments and
     maturities for available-for-sale debt
     securities                                         94,095  115,381  23,679
  Proceeds from sales of
     available-for-sale debt securities                 32,148   35,297   5,659
  Purchase of investments for
     held-to-maturity debt securities,
     origination of loans, and
     purchase option contracts                       (352,229)(277,611)(481,589)
  Purchase of available-for-sale debt
     securities                                        (90,656)(164,566)(23,531)
  Proceeds from sale of subsidiary,
     net of cash, dividends, intercompany
     balances and transaction expenses                  16,067        -       -
  Payments to acquire company                                              (302)
  Purchase of property and equipment                    (2,044)  (2,257) (1,707)
  Proceeds from sale of real estate                      2,014        -       -
                                                       -------  -------  ------
        Net cash used in investing activities        (136,543)(244,885)(289,385)
                                                     ======== ======== ========
/TABLE

DELTA LIFE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
(IN THOUSANDS)

                                           1996        1995       1994
                                         ------       -----       -----

Cash flows from financing activities:
   Net increase in deposits              177,438       235,243     269,687
   Deposits reinsured                    (49,070)            -           -
   Preferred stock dividends paid         (2,329)       (1,919)     (1,554)
   Proceeds from notes payable            11,925         8,000      18,500
   Payment of notes payable               (9,625)      (16,600)          -
   Proceeds from notes receivable             42            41          40
   Net proceeds from issuance of stock     7,281        20,062           -
   Purchase of stock options
     and treasury stock                     (256)           (2)          -
                                        --------      ---------   --------
  Net cash provided by financing
     activities                          135,406       244,825     286,673

  Net increase (decrease) in cash
     and cash equivalents                 6,795         (5,897)     (1,418)

Cash and cash equivalents:
     Beginning of year                    1,385          7,282        8,700
                                       --------        -------      -------
     End of year                         $8,180        $ 1,385      $ 7,282
                                       ========       ========      =======

The accompanying notes are an integral part of the consolidated financial statements.

DELTA LIFE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)

1.     ORGANIZATION, BASIS OF PRESENTATION AND NATURE OF OPERATIONS:

ORGANIZATION

The consolidated financial statements include the accounts of Delta Life Corporation (the Company) and its wholly-owned subsidiaries, Delta Life and Annuity Company (DLAC), Delta Mortgage Services, Inc. (DMS), and other wholly-owned subsidiaries. DLAC includes its wholly-owned subsidiary, Delta Life Securities, Inc. (DLS). DLAC's consolidated financial statements also include the results of operations through October 31, 1996 of Shelby Life
Insurance Company (Shelby).   Effective October 31, 1996, DLAC sold all of the
outstanding common stock of Shelby (see Note 3). All significant intercompany balances and transactions have been eliminated in consolidation.

BASIS OF PRESENTATION

The accompanying consolidated financial statements are prepared on the basis of generally accepted accounting principles. Such accounting principles differ from statutory reporting practices used by insurance companies in reporting to state regulatory authorities. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NATURE OF OPERATIONS

The Company is a holding company which specializes in the sale of annuity insurance products through its principal operating subsidiary, DLAC. DLAC sells its products through a network of independent agents and is licensed in 48 states. During 1996, sales in Arkansas, California, Tennessee and Texas composed over

1.        ORGANIZATION, BASIS OF PRESENTATION AND NATURE OF OPERATIONS,
CONTINUED:

NATURE OF OPERATIONS, CONTINUED

half of DLAC's total sales. DLAC's annuity products (fixed premium annuities and equity indexed annuities) consist primarily of tax sheltered annuities (TSA's), individual retirement accounts (IRA's) which include initial investments as well as rollovers, other tax qualified plans including 401(k) and 401(a) plans and individual non-qualified annuities.

The operating results of companies in the insurance industry have historically been subject to significant fluctuations due to competition, economic conditions, interest rates, investment performance, maintenance of insurance ratings, regulations and taxation, and other factors.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

DEBT SECURITIES

In accordance with SFAS 115, Accounting for Certain Investments in Debt and Equity Securities, the Company's investments have been classified as held-to-maturity and available-for-sale. Securities classified into the held-to-maturity category are accounted for at cost, adjusted for amortization of premiums and discounts, and when necessary, declines in value considered to be other than temporary. It is management's intention to hold securities classified as held-to-maturity under all reasonably foreseeable conditions.

Securities in the available-for-sale category are carried at fair value, with changes in the fair value being accounted for as a component of stockholders' equity or included in policyholder account balances. The Company has no trading account securities.

DELTA LIFE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(DOLLARS IN THOUSANDS)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

CONVENTIONAL MORTGAGE LOANS

Conventional first mortgage loans are carried at amortized cost less an allowance for possible loan losses.

ALLOWANCE FOR LOAN LOSSES

During 1995, the Company adopted SFAS 114, Accounting by Creditors for Impairment of a Loan. The impact of adopting SFAS 114 has not been significant to the Company's consolidated financial statements.

The adequacy of the allowance for credit losses is periodically evaluated by the Company in order to maintain the allowance at a level that is sufficient to absorb probable credit losses. Management's evaluation of the adequacy of the allowance is based on a review of the Company's historical loss experience, known and inherent risks in the loan portfolio, including adverse circumstances that may affect the ability of the borrower to repay interest and/or principal, the estimated value of collateral, current economic conditions and other pertinent factors. The allowance for credit losses is established through charges as investment expenses in the form of a provision for possible loan losses.

REAL ESTATE

Real estate, which is comprised of real estate acquired in settlement of loans and land acquired for a home office location,

DELTA LIFE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

REAL ESTATE, CONTINUED

is carried at the lower of cost (carrying value at the date of acquisition) or net realizable value as determined by management's evaluation and third party
appraisals.   Subsequent costs directly related to the completion of
construction or improvement of the real estate are capitalized to the extent realizable. Gains and losses on the sale of real estate are recognized upon disposition of the property. Carrying costs, such as maintenance, interest and taxes are charged to operations as incurred.

POLICY LOANS

Policy loans are recorded at cost.

REVERSE REPURCHASE AGREEMENTS

Securities purchased under reverse repurchase agreements are recorded at cost. The Company purchases U.S. Government securities under agreements to resell within one to five days. Due to the short-term nature of the agreements, the Company does not take possession of such securities.

CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with a remaining maturity of three months or less at the date of purchase to be cash equivalents, with the exception of reverse repurchase agreements which are considered an investment.

DEFERRED POLICY ACQUISITION COSTS

Policy acquisition costs (principally commissions incurred at policy issuance, premium taxes and certain sales, issue and

DELTA LIFE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

DEFERRED POLICY ACQUISITION COSTS, CONTINUED

underwriting expenses) associated with new annuity and life business are deferred when incurred. The costs accrue interest and are amortized at a constant rate based on the present value of the estimated gross profits expected to be realized over the life of the contracts. Estimates of expected gross profit are evaluated periodically, and the total amortization recorded to date is adjusted by a charge or credit to current amortization if actual experience or other evidence suggest that earlier estimates should be revised. The effect of such changes in estimates was to increase amortization during 1996, 1995 and 1994 by approximately $3,134, $1,940 and $174, respectively.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets of five years. Upon sale or retirement, the cost and related accumulated depreciation are relieved and the resulting gain or loss is credited or charged to operations. Accumulated depreciation at December 31, 1996 and 1995 amounted to $4,875 and $3,246, respectively.

REINSURANCE

Reinsurance premiums, claims and claim adjustment expenses are accounted for on a basis consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts.

DELTA LIFE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(DOLLARS IN THOUSANDS)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

REVENUE AND POLICY LIABILITIES

Premiums received on annuity and life deposit (investment and universal life-type contracts) are recorded as deposits into the policyholder's account balance. Revenue related to these contracts consists of earnings from the invested deposits and applicable mortality, withdrawal and administrative charges. These deposits consist of the policyholders' account balances plus realized and unrealized gains and losses allocated to policyholders. The policyholders' account balances include amounts deposited by the policyholders plus interest credited to the policy, less withdrawals by the policyholder and less any sales, mortality and administrative charges deducted by the Company. Most of the Company's contracts entitle policyholders to the net statutory
investment earnings rate less a contractual management fee.   As realized
capital gains and losses are deferred for statutory purposes these amounts are not currently credited to policyholders' account balances. However, deposits include a reserve for realized gains and losses that will be credited to policyholders over the original estimated lives of the assets sold.

Premiums received on annuity policy liabilities (limited-payment contracts) are recognized as revenue when received. Policy liabilities are computed using the present value of future benefits using assumptions as to investment yields, mortality and expenses at the date of issue.

DELTA LIFE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

REPURCHASE AGREEMENTS

The Company sells U.S. Government securities under repurchase agreements to buy back such securities within one to five days. Due to the short-term nature of the agreements, the Company does not relinquish possession of such securities. These agreements are recorded at cost.

INCOME TAXES

Prior to 1996, the Company and its non-life subsidiaries filed a consolidated federal income tax return; and DLAC, DLS and Shelby each filed separate federal income tax returns. For 1996, the Company and all of its consolidated subsidiaries will file a consolidated federal income tax return.

Deferred income taxes are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns. Additionally, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

FEE INCOME

Fee income is comprised generally of policy fees and withdrawal penalties on annuity contracts and is recorded as earned.

DELTA LIFE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(DOLLARS IN THOUSANDS)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

PURCHASED OPTION CONTRACTS

Derivative financial instruments, in the form of purchased option contracts, are utilized by the Company to hedge the anticipated appreciation on its index linked annuity deposits. These option contracts are recorded at amortized value. The option contract premium is amortized to guaranteed value over the life of the option using the straight line method. The guaranteed value is reset at each anniversary date according to the payoff structure of the option contract. Amortization of the option premium is recorded as part of interest
income.   Gains and losses on option terminations, which are the result of policy surrenders, are recognized as realized capital gains and losses in the current period.

The Company's investment in purchased option contracts are initiated within the guidelines of documented corporate policies and do not create interest rate risk because income recognized on the option contracts will be offset by expenses on the deposit liabilities being hedged. The notional amounts of the purchased option contracts do not represent amounts exchanged with counterparties and thus are not a measure of the exposure of the Company through its use of option contracts.

The Company has taken certain steps to minimize credit risk with purchased option contracts for the unrealized gains in such contracts if the counterparty is unable to perform under the contract. The counterparties are major financial institutions with investment grade or better ratings. Additionally, the Company requires collateral from each counterparty once a predetermined unsecured threshold amount is exceeded. The fair value of collateral pledged and deposited at December 31, 1996 was $9,519.

DELTA LIFE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(DOLLARS IN THOUSANDS)

3. SHELBY LIFE INSURANCE COMPANY:

As a result of the 1994 acquisition of Shelby, the Company established an asset for the present value of future profits (PVFP) of insurance purchased. PVFP represents the present value of the anticipated annual profits of the business in force (principally annuity contracts) on the date of acquisition, net of purchase accounting adjustments. The PVFP is amortized over the life of the business in proportion to estimated gross profits for deferred annuities and gross premiums for traditional life. The portion of PVFP attributable to the purchase accounting adjustments is amortized over the average remaining term of the investments purchased and is included in investment income.

Progression of the PVFP for the period ended October 31, 1996 and for the year ended December 31, 1995 is as follows:

                                                    1996        1995
                                                    ----        ----


     Beginning balance                              $  4,623     $  3,980
     Amortization related to future profits             (225)      (1,031)
     Amortization related to purchase accounting
      adjustments                                        556        1,674
     Balance at October 31, 1996, date of sale        (4,954)
                                                    ---------    ---------
     Ending balance                                 $      -     $  4,623
                                                    =========    =========

DELTA LIFE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(DOLLARS IN THOUSANDS)

3.        SHELBY LIFE INSURANCE COMPANY, CONTINUED:

Effective October 31, 1996, DLAC closed on a stock purchase agreement for the sale of all of the common stock of Shelby. The sales price was comprised of cash of $13,000 and 250,000 shares of restricted stock of the acquiring company with a value of $1,250. The sale resulted in an after-tax gain of approximately $290, net of applicable income taxes of $150. Separate financial information of Shelby as of December 31, 1995 and for the periods ending October 31, 1996, and December 31, 1995 and 1994 is as follows:

                                                  1995
                                                  ----
Total assets                                   $109,849
Total liabilities                                96,089
Total stockholder's equity                       13,760



                                            For the 10 Month
                                              Period Ending
                                               October 31
                                                 1996        1995      1994
                                              ------------  ----      ----

Total net investment income, premium
  and other revenue                              $5,826      $7,810     $6,616
Total policy benefits and other expenses          3,430       5,648      4,847
Income before provision for income taxes          2,396       2,162      1,769
Net income                                        1,486       1,341      1,097

DELTA LIFE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(DOLLARS IN THOUSANDS)

4.   INVESTMENT OPERATIONS:

Investment income and net realized gains and losses by class of security were as follows:

                            1996                  1995                1994
                     ------------------   -------------------   ----------------
                                 Net                  Net                  Net
                     Investment Realized Investment  Realized InvestmentRealized
                       Income   Gains       Income    Gains     Income    Gains
                      --------  -------  ---------  --------  ---------  -------

Mortgage backed
  securities            $97,622    $  2    $87,670             $63,381     $  9
U.S. Government
  obligations             2,376      18      2,255      $116     2,301       66
U.S. Government
  guaranteed loans        2,015      11      2,369               2,631
Corporate bonds           2,444      56      4,657               5,362
Conventional first
  mortgage loans         22,071     745     20,061        21    18,354      281
Other                       673      22        718               1,279
                       --------    ----   --------      ----   -------     ----
                       $127,201    $854   $117,730      $137   $93,308     $356
                       ========    ====   ========      ====   =======     ====

DELTA LIFE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(DOLLARS IN THOUSANDS)

4.         INVESTMENT OPERATIONS, CONTINUED:

Realized gains and losses on sales of investments were determined using the specific identification method.

Mortgage backed securities are issued, secured or guaranteed by the U.S. Government, government agencies or instrumentalities.

During December of 1995, and in accordance with the provisions allowed by the Financial Accounting Standards Boards, Special Report - a Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities, the Company reclassed approximately $372,000 of investments, originally purchased and classified as held-to-maturity to available-for-sale recording a net unrealized gain of approximately $10,630.

The carrying amount of securities and their approximate market values at December 31, 1996 and 1995 were as follows:

                                                           1996
                                        ----------------------------------------
                                                                      Estimated
                                        Amortized  Gross   Unrealized   Market
                                           Cost    Gains     Losses    Value
                                       ---------   ------   -------    --------
Available-for-Sale:

Mortgage backed securities                $338,410  $8,189    $(1,187)  $345,412
U.S. Government obligations                 38,237     640       (115)    38,762
U.S. Government guaranteed loans            24,548     285       (261)    24,572
Municipal bonds                              4,622      27        (46)     4,603
Corporate bonds                             24,740     363       (184)    24,919
                                          --------  ------    --------   -------

                                          $430,557  $9,504    $(1,793)  $438,268
                                          ========  ======    ========  ========

Held-to-maturity:

Mortgage backed securities                $999,030  $5,230   $(16,165)  $998,095
                                          --------  ------   ---------  --------
                                          $999,030  $5,230   $(16,165)  $998,095
                                          ========  ======   =========  ========


/TABLE

DELTA LIFE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(DOLLARS IN THOUSANDS)

4.  INVESTMENT OPERATIONS, CONTINUED:

                                                      1995
                                  -----------------------------------------
                                                                      Estimated
                                       Amortized  Gross Unrealized    Market
                                        Cost       Gains   Losses     Value
                                       ---------   -----  --------   --------
Available-for-Sale:

Mortgage backed securities              $401,096   $12,066    $(1,153)  $412,009
U.S. Government obligations               25,811       511        (84)    26,238
U.S. Government guaranteed loans          26,762       492         (4)    27,250
Corporate bonds                           47,381       692       (384)    47,689
Foreign government obligations               523         9                   532
                                        --------   -------     -------   -------
                                        $501,573   $13,770    $(1,625)  $513,718
                                        ========   =======     =======  ========
Held-to-maturity:

Mortgage backed securities              $882,549   $13,458    $(4,641)  $891,366
U.S. Government obligations               10,640        10        (36)    10,614
                                        --------   -------    --------  --------
                                        $893,189   $13,468    $(4,677)  $901,980
                                        ========   =======    ========  ========


The amortized cost and estimated market value of debt securities available-for-sale and held-to-maturity as well as the carrying value of conventional first mortgage loans at December 31, 1996, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to prepay obligations with or without prepayment penalties.

DELTA LIFE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(DOLLARS IN THOUSANDS)

4.  INVESTMENT OPERATIONS, CONTINUED:
                                                                       Estimated
                                                          Amortized     Market
                                                            Cost         Value
                                                        -----------  ---------

Available-for-sale:
  Due in one year or less                            $    10,556  $    10,512
  Due after one year through five years                   27,388       27,853
  Due after five years through ten years                  67,475       68,599
  Due after ten years                                    325,138      331,304
                                                     -----------   ----------
                                                     $   430,557  $   438,268
                                                     ===========   ==========
Held-to-maturity:
  Due after one year through five years              $     1,009  $     1,029
  Due after five years through ten years                  19,351       19,896
  Due after ten years                                    978,670      967,170
                                                     -----------   ----------
                                                     $   999,030  $   988,095
                                                     ===========   ==========


Conventional first mortgage loans:

  Due after one year through five years              $    5,216
  Due after five years through ten years                 47,865
  Due after ten years                                   201,458
                                                       --------
                                                        254,539

Allowance for possible loan losses                       (3,827)
Deferred commitment fees                                 (1,313)
                                                       ---------
                                                     $  249,399
                                                      ==========

An analysis of the allowance for possible loan losses and losses on real estate for 1996, 1995 and 1994 is as follows:

                                                     1996       1995    1994
                                                     ----       ----    ----

Balance at beginning of period                       $3,247    $3,052     $2,045
Provision charged to investment
     expenses                                           929       824      1,007
Loans charged off                                      (349)     (629)         -
                                                      ------   ------     ------
     Balance at end of period                         $3,827   $3,247     $3,052
                                                      ======   ======     ======
/TABLE

DELTA LIFE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(DOLLARS IN THOUSANDS)

4.         INVESTMENT OPERATIONS, CONTINUED:

At December 31, 1996, the Company had repurchase agreements outstanding of $10,940. These agreements mature on January 2, 1997 and bear interest at 7% to 8%.

Cash, cash equivalents and certain investments of the Company with a carrying value of approximately $4,169 and $7,097 at December 31, 1996 and 1995, respectively, were on deposit with various state regulatory agencies.

5.     INCOME TAXES:

The components of the provision (benefit) for current and deferred income taxes is as follows:

                                       1996            1995             1994
                                      ----             ----            ----
Current:
  Federal                            $ 2,510         $ 1,367        $   808
  State                                  208             127             19
                                     -------          ------        -------
                                       2,718           1,494            827
                                     -------          ------        -------
Deferred:
  Federal                              1,835           1,594          2,637
  State                                   (1)              -             12
                                     -------          ------        -------
                                       1,834           1,594          2,649
                                     -------          ------        -------
                                     $ 4,552         $ 3,088        $ 3,476
                                     =======         =======        =======
/TABLE

DELTA LIFE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(DOLLARS IN THOUSANDS)






5.  INCOME TAXES, CONTINUED:

The components of the net deferred tax liability as of December 31, 1996 and 1995 are as follows:
                                                    1996                1995
                                                            ----        ----
Deferred tax assets:
  Deposits and policy liabilities                         $ 24,697     $ 26,299
  Allowance for possible loan losses                         1,302        1,104
  Reserve for guaranty fund assessments                        880        1,168
  Option amortization                                          199            -
  Capital loss carryforward                                    307            -
  Other                                                      1,652          896
                                                           -------      -------
                                                            29,037       29,467
                                                           -------     --------

Deferred tax liabilities
  Deferred policy acquisition costs                        (36,225)     (33,446)
  Present value of future profits                                 -      (1,572)
  Software costs                                              (254)      (1,184)
  Net unrealized gain on available-for-sale securities        (158)        (555)
  Other                                                     (1,553)        (177)
                                                           -------     --------
                                                           (38,190)     (36,934)
                                                          --------    ---------
Net deferred tax liability                                $ (9,153)    $ (7,467)
                                                         =========    =========


Management believes that realization of the above deferred tax assets is more likely than not primarily due to the reversal of existing taxable temporary differences. Consequently, no valuation allowance was deemed necessary.

The Company's effective income tax rate varied from the federal statutory income rate due primarily to state income taxes, net of the federal income tax benefit.

DELTA LIFE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(DOLLARS IN THOUSANDS)

5. INCOME TAXES, CONTINUED:

Under pre-1984 life insurance company tax laws, a portion of DLAC's gain from operations which was not subject to current income taxation was accumulated for tax purposes in a memorandum account designated as Policyholders' Surplus. The aggregate accumulation in this account at December 31, 1996, was $1,763. Should the accumulation in the Policyholders' Surplus account of the life insurance subsidiary exceed certain stated maximums, or should distributions including cash dividends be made from DLAC to Delta Life Corporation in excess of approximately $19,000, such excess would be subject to federal income taxes at rates then effective. Deferred taxes have not been provided on amounts designated as Policyholders' Surplus. The Company does not anticipate involuntarily paying tax on amounts in the Policyholders' Surplus accounts.

6.   NOTES PAYABLE:

During 1996, the notes payable to banks were amended to increase the available line of credit from $37,500 to $40,000. The notes represent a revolving line of credit which allow for revolving draws and require principal repayments beginning March 1999 in sixteen equal quarterly installments through December 2002. All borrowings under the notes payable are collateralized by the common stock of DLAC.

The Company has the option to select a variable rate based on the 30 or 90 day Eurodollar rate or the banks' base rate. Additionally, the Company may fix the interest rate on a portion of the loan at negotiated rates with the banks.

DELTA LIFE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(DOLLARS IN THOUSANDS)

6. NOTES PAYABLE, CONTINUED:

During 1994, $10,500 of the amount outstanding under the notes was fixed at a rate of 7.65%. Per the agreement, this fixed amount must be repaid in sixteen equal principal installments of $656 beginning in March 1996. The principal payments may be redrawn against the available line at current variable rates. At December 31, 1996, $7,875 of the outstanding fixed rate draw remains, at a rate of 7.65%. The remaining balance of $14,825 is subject to a variable interest rate that is currently 7.36719%.

The agreement contains certain restrictive covenants, the most significant of which requires the Company to maintain a net worth of not less than the previous years net worth plus 50% of earnings for such year, minimum annual earnings of $5,500, a percentage of total debt to equity plus allowance for possible loan losses of not more than 33% and certain interest coverage and cash flow coverage ratios. Additionally, DLAC must maintain, at all times, total statutory capital and surplus in excess of 150% of its calculated National Association of Insurance Commissioners Risk Based Capital, total statutory capital and surplus (including the Asset Valuation Reserve) to total assets of 5% and maintain 70% or greater of invested assets in securities issued, secured or guaranteed by the U.S. Government, government agencies or instrumentalities, 25% or less of admitted assets in mortgage loans and 30% or less of admitted assets in investment grade securities of corporations.

DELTA LIFE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(DOLLARS IN THOUSANDS)

6. NOTES PAYABLE, CONTINUED:

At December 31, 1996, aggregate required principal payments of notes payable are as follows:

                   1997                      $ 2,625
                   1998                        2,625
                   1999                        6,326
                   2000                        3,708
                   2001                        3,708
                   Thereafter                  3,708
                                             -------
                                             $22,700
                                             =======

7. STOCKHOLDERS' EQUITY:

Information regarding the Company's common stock and preferred stock at December 31, 1996 is as follows:

                                                                           1997
                                       Shares                      1996Dividends
                            Shares   Issued and Liquidation  Div.  Div.Declared
                          Authorized Outstanding PreferenceRates  Paid  and Paid
                          ---------- ----------- ---------------   -------------
Common Stock:
  Class A                  15,000,000   1,070,276
  Class B, convertible      1,650,000     304,538   $9,669
                           ----------   ---------
                           16,650,000   1,374,814
                           ==========   =========

Preferred Stock:
  Series A, convertible       600,000     416,208  $16,648   $2.00  $832    $208
  Series B, convertible       700,000     319,704   14,387    2.25   720     180
  Series C, convertible       300,000     205,200   10,260    3.00   616     154
  Series D, convertible        58,718      58,718    3,670    3.75   161      55
                            ---------    --------                 ------    ----

                            1,658,718     999,830                 $2,329    $597
                            =========    ========                 ======    ====




DELTA LIFE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(DOLLARS IN THOUSANDS)

7.  STOCKHOLDERS' EQUITY, CONTINUED:

Class B common stock is nonredeemable and maintains a preference over Class A common stock in liquidation to the extent of $31.75 per share, plus any dividends accrued and unpaid. Class B common stock carries all the rights associated with Class A common stock and converts on a one-for-one basis to Class A common stock automatically upon a public offering of stock.

Series A, B, C and D preferred stock are nonredeemable and maintain preference over Class A or B common stock to the extent of $40, $45, $50 and $62.50 per share, respectively, plus any dividends accrued and unpaid. Series A, B and D preferred stock are convertible at any time on a one-for-one basis into shares of Class B common stock or if all such shares of Class B common stock have been converted, then such preferred stock will convert to shares of Class A common stock. Series C preferred stock is convertible at any time on the basis of
 .909 of a share of Class B common stock, or if all such shares of Class B common stock have been converted, then such preferred stock will convert to
 .909 of a share of Class A common stock. Additionally, such preferred stock shall convert five years from the date of issue.

8. EARNINGS PER SHARE:

Primary and fully diluted earnings per share are computed by dividing net income by the weighted average number of common shares and common share equivalents outstanding during the period. Common share equivalents are in the form of stock options and stock awards which have an effect on 1996, 1995 and 1994 primary and fully diluted earnings per share.

DELTA LIFE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(DOLLARS IN THOUSANDS)

8. Earnings Per Share, continued

The following table presents earnings per share and weighted average number of shares outstanding information for the years ended December 31, 1996, 1995 and 1994.

                                     1996      1995      1994
                                     ----      -----     -----
Earnings per share:
  Primary                          $ 3.13     $ 2.36      $3.30
  Fully diluted                      3.13       2.33       3.30


Weighted average number of shares
  and equivalents outstanding:
    Primary                     2,442,912    2,200,414     1,883,970
    Fully diluted               2,442,912    2,229,972     1,885,104

9.   STOCK OPTION AND STOCK APPRECIATION RIGHTS PLANS:

The Company maintained the following stock option plans during 1996, 1995 and 1994.

The 1987 non-qualified stock option plan provides for options to purchase 14,000 shares of the Company's Class A common stock to be granted to directors and employees of the Company. The options are exercisable only during such period ending ten years from date of grant contingent upon the continued relationship by the director or employee with the Company, at an exercise price to be determined by the Board of Directors which is not less than the fair market value of the shares at the grant date. The options expire on the tenth anniversary of the grant date.

DELTA LIFE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(DOLLARS IN THOUSANDS)

9. STOCK OPTION AND STOCK APPRECIATION RIGHTS PLANS, CONTINUED:

The 1989 non-qualified Stock Option Plan, adopted in 1990, provides for options to purchase 105,000 shares of the Company's Class A Common Stock to be granted to directors, employees and agents of the Company and its subsidiaries through February 2, 2000. The options are exercisable one-half on or after the third anniversary of the grant date and one-half on or after the fourth anniversary, contingent upon the continued relationship by the participant with the Company, at exercise prices to be determined by the Board of Directors which is not less than the fair market value of the shares at the grant date. The term during which the options shall be in effect shall not be greater than eight years.

The 1993 Long-Term Incentive Plan provides for options to purchase 575,000 shares of the Company's Class A Common Stock to be granted to officers, directors and agents of the Company and its subsidiaries. Options issued to the officers are qualified except for options issued to the Chief Executive Officer. Options issued under the Plan to directors and agents are non-qualified. The Plan remains in effect until all awards under the Plan have been satisfied or have expired or otherwise terminated, but no award shall be granted later than 2003. The options are exercisable 20% per year from date of grant with 100% being exercisable 5 years from date of grant, at exercise prices to be determined by the Board of Directors which are not less than the fair market value of the shares at the date of grant. The options expire on the seventh anniversary of the date of grant.

In 1993, under the provisions of the 1993 Stock Appreciation Rights Plan, Stock Appreciation Rights (SAR's) were granted to certain employees at an award price of $45 per share. The SAR's vest at a rate of 20% per year after the date of grant and expire 7 years from date of grant. At December 31, 1996 and 1995, approximately 3,685 and 5,350 SAR's were outstanding, respectively, and 2,211 and 2,140 were exercisable, respectively.

DELTA LIFE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(DOLLARS IN THOUSANDS)

9. STOCK OPTION AND STOCK APPRECIATION RIGHTS PLANS, CONTINUED:

During February 1995, the Board of Directors awarded 10,000 shares of Class A common stock to the Company's Chief Executive Officer which will vest pro rata over five years. The compensation expense related to these stock awards recognized during 1996 and 1995 was $104 and $93, respectively.

Activity under all of the stock option plans and ending option outstanding balances are as follows:

                                                    Exercise Price
                                  $13.25  $29.00    $35.00    $40.00   $45.00
January 1, 1994                   14,000   30,800    10,600    47,000 104,350
     Options issued                    -        -         -         -       -
     Options repurchased               -        -         -         -       -
                                  ------   ------     -----    ------ -------

December 31, 1994                 14,000   30,800    10,600    47,000 104,350
     Options issued                    -        -         -         -       -
     Options repurchased               -        -         -         -    (400)
                                  ------   ------    ------    ------ -------

December 31, 1995                 14,000   30,800    10,600    47,000 103,950
     Options issued                    -        -         -         -       -
     Options repurchased               -   (1,000)   (1,100)   (1,500)(10,200)
                                  ------   ------    ------    ------ -------

December 31, 1996                 14,000   29,800     9,500    45,500  93,750
                                  ======   ======    ======    ======  ======

Exercisable at
     December 31, 1996            14,000   29,800     9,500    45,500  54,750
                                  ======   ======    ======    ======  ======

Weighted average
     remaining term
     (in years)                        1        2         3         4       3
                                 =======  =======    ======    ======  ======


/TABLE

                                 $49.50   $52.00     $62.50      Total
January 1, 1994                                               206,750
     Options issued              80,750         -         -    80,750
     Options repurchased         (1,075)        -         -    (1,075)
                                -------   -------   -------   -------

December 31, 1994                79,675         -         -   286,425
     Options issued                   -   101,950         -   101,950
     Options repurchased         (1,450)        -         -    (1,850)
                                  ------   ------    ------   -------

December 31, 1995                78,225   101,950         -   386,525
     Options issued                   -         -    85,550    85,550
     Options repurchased         (4,650)   (8,200)   (6,200)  (32,850)
                                 ------    ------    ------    ------

December 31, 1996                73,575    93,750    79,350   439,225
                                 ======    ======    ======    ======

Exercisable at
     December 31, 1996           29,430    18,750         -   201,730
                                 ======    ======    ======   =======

Weighted average
     remaining term
     (in years)                       4         5         6
                                =======   =======    ======


Options are available for future grant only under the 1993 plan and amount to 249,575 at December 31, 1996.

DELTA LIFE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(DOLLARS IN THOUSANDS)

9. STOCK OPTION AND STOCK APPRECIATION RIGHTS PLANS, CONTINUED:

The Company applies APB Opinion 25 and related Interpretations in accounting for its employee stock plans. SFAS 123, Accounting for Stock-Based Compensation (SFAS 123) was issued and, if fully adopted, changes the methods for recognition of expense on plans similar to those of the Company. Adoption of the accounting provisions of SFAS 123 for grants to employees is optional; however, proforma disclosures as if the Company adopted the expense recognition requirements under SFAS 123 are required. Accordingly, had compensation cost for the Company's 1996 and 1995 grants for employee stock-based compensation plans been determined consistent with SFAS 123, the Company's net income and net income per share would approximate the proforma amounts below:

                                 1996                1995
                         -----------------    -----------------
                           As        Pro      As          Pro
                         Reported   Forma    Reported   Forma
                         --------    ------ -------      ------
Net income               $7,641    $7,538    $5,202    $5,098

Net income per share      $3.13     $3.09     $2.33     $2.29


During 1996, the Company adopted the expense recognition requirements of SFAS 123 as it relates to stock option grants to non-employees. Of the total stock options of 86,050 granted during 1996, non-employee grants amounted to 36,100. During 1996, the Company recognized compensation cost of approximately $118 related to these grants. The total compensation cost related to non-employee grants during 1995, had such costs been recorded, would have amounted to approximately $80. The costs of non-employee grants are included in policy acquisition costs for 1996.

DELTA LIFE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(DOLLARS IN THOUSANDS)

9.  Stock Option and Stock Appreciation Rights Plans, continued:

For all stock option grants the fair value of each option is estimated on the grant date using the minimum value model with the following weighted average assumptions used for grants in 1996 and 1995:

                                           1996           1995
                                           ----           ----

Dividend yield                              0%             0%
Risk-free interest rate                    6.30%          5.37%
Expected lives                            5 years        5 years
Option minimum value                      $16.46         $11.99

The effects of applying SFAS 123 in the pro forma disclosure are not indicative of future amounts. SFAS 123 does not apply to awards prior to 1995, and additional awards in future years are anticipated.

10. REINSURANCE:

In the ordinary course of business, both DLAC and Shelby cede reinsurance to other insurers under various contracts that cover individual risks or entire classes of business. These arrangements limit the risk arising from large policies. Reinsurance contracts do not relieve DLAC or Shelby from their obligations to policyholders. A contingent liability exists for reinsurance ceded which would become a liability of DLAC or Shelby in the event that any reinsurer is unable to meet its obligations under the reinsurance agreements.

DELTA LIFE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(DOLLARS IN THOUSANDS)

10. REINSURANCE, CONTINUED:

DLAC's maximum amount of life insurance retained on any single life contract is $30. Shelby's maximum retention was $100 of coverage per individual life. During 1996, DLAC entered into a three year agreement to cede fifty percent of its index annuity reserves.

As of December 31, 1996 and 1995 and for the years then ended, the impact on the consolidated financial statements due to all ceded reinsurance agreements in force during the year was as follows:

                                               1996              1995
                                         ----------------- --------------
                                        DLAC       Shelby    DLAC    Shelby
                                        ----       ------  -----    ------
Premiums                              $ 49,364       $ 904    $ 80   $1,335
Incurred benefits                          190         905            1,062
Commissions and other expenses           4,300         256              334

At December 31, 1996, ceded reserves of $49,070 were associated with a single reinsurer. The Company evaluates the financial condition of its reinsurer and manages all assets related to the ceded business which are held in a trust to minimize its exposure to significant losses from reinsurer insolvencies.

DELTA LIFE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(DOLLARS IN THOUSANDS)

11. Commitments and contingencies:

GUARANTEED RATES

The Company assumes investment risk on contracts it issues by guaranteeing the principal value of policyholders' accounts plus a minimum interest rate. The first year the policy is in force, the guaranteed interest rate is slightly lower than the anticipated initial crediting rate. After the first year, the guaranteed interest rate is either 4% or 3.5% depending upon the particular contract form. In addition, each year the Company sets an annual guaranteed interest rate which must be credited for that calendar year to all of the cash values of annuity contracts currently in force. On January 1, 1997, the Company established minimum rates for the calendar year 1997 ranging from 3.5% to 4% depending upon the particular contract form.

MORTGAGE LOAN COMMITMENTS

At December 31, 1996, the Company has outstanding commitments to fund mortgage loans on real estate. These commitments totaled $4,345 at interest rates ranging from 8.3% to 8.55%.

INVESTMENT PURCHASE COMMITMENTS

At December 31, 1996, the Company has made commitments to purchase approximately $12,129 of mortgage backed securities at rates of 6.25% and 7.55%.

OPERATING LEASE

The Company leases office space under an operating lease expiring in January, 1999. At December 31, 1996, minimum rentals due under the lease were as follows:

DELTA LIFE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(DOLLARS IN THOUSANDS)

11. COMMITMENTS AND CONTINGENCIES, CONTINUED:

        Year                    Amount
        ----                    -----
       1997                     $  646
       1998                        646
       1999                         53
                                ------
                                $1,345
                                ======

Rent expense related to the operating lease was approximately $615, $552 and $457, for 1996, 1995 and 1994, respectively.

EMPLOYMENT CONTRACTS

The Company has entered into employment agreements with the Chief Executive Officer and Chief Operating Officer expiring December 31, 2001 and June 30, 1998, respectively. The agreements provide for payment of salary, bonus and the maximum contribution to the Company's 401(k) profit sharing plan upon termination of such officers for five years for the Chief Executive Officer and three years for the Chief Operating Officer. The aggregate commitment should these employees be terminated is approximately $3,547.

Additionally, the Company has entered into employment agreements with certain officers which expire December 31, 1997. The agreements are only effective if employment is terminated as a result of a change in control of the Company as defined in the agreements.

DELTA LIFE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(DOLLARS IN THOUSANDS)

11. COMMITMENTS AND CONTINGENCIES, CONTINUED:

INCOME TAXES

During 1995, the Internal Revenue Service (IRS) issued a proposed adjustment notice primarily related to DLAC's 1992 deduction for the termination of its reinsurance agreement during that year and certain deductions for internally developed software for 1991 through 1993. The total adjustments proposed by the IRS amount to approximately $5,300. The proposed adjustment is currently being reviewed by an appeals officer. The Company does not believe that this issue will have a material adverse effect on its consolidated financial statements.

GUARANTY FUND

Under insurance guaranty fund laws, in most states, insurance companies doing business therein can be assessed up to prescribed limits for policyholder losses incurred by insolvent companies. The Company does not believe such assessments will be materially different from amounts already provided for in the financial statements. Most of these laws do provide, however, that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.

STATUTORY CAPITAL AND SURPLUS

Under Tennessee statute, DLAC is required to maintain certain statutory capital and surplus amounts and cannot declare dividends which exceed certain criteria. During 1996 and 1995, DLAC was in compliance with these provisions. Additionally, the maximum dividend which may be paid to the Company by DLAC in 1997 without prior consent of the Tennessee Commissioner of Insurance is approximately $8,740.

DELTA LIFE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(DOLLARS IN THOUSANDS)

12. CONCENTRATION OF RISK:

CREDIT RISK

Approximately $206,907 and $202,359 in 1996 and 1995, respectively, of mortgage loans on real estate are located in Tennessee, Arkansas, Oklahoma, Florida, Michigan and Texas. Repayment of these loans is in part dependent upon the general economic conditions in the respective geographic areas. The maximum percentage of any one loan to the value of collateral at the origination of the loan is 75 percent.

The Company has credit-related exposure to its counterparties for their performance of the option contract; however, that risk is minimized by the depositing of collateral by the counterparty based on the market value of outstanding option contracts. Each counterparty is required to deposit collateral once a predetermined unsecured threshold amount is exceeded. The threshold is tied to the long-term debt credit ratings of the counterparty.
The collateral consists of United States Treasury securities or cash. At December 31, 1996, uncollateralized option contracts were approximately $1,141. REINVESTMENT RISK

At December 31, 1996 and 1995, investments in mortgage backed securities amounted to approximately $1,344,442 and $1,294,558, respectively, and mortgage loans on real estate amounted to approximately $249,399 and $233,697, respectively. Prepayments of the underlying mortgages may shorten the life of the investment, thereby adversely affecting yield to maturity. Additionally, prepayments and maturities subject the Company to the risk that the funds may not be able to be reinvested in instruments with similar yields as those that matured or prepaid.

DELTA LIFE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(DOLLARS IN THOUSANDS)

13. SUPPLEMENTAL CASH FLOWS INFORMATION:

Supplemental Disclosures of Cash Flows Information

                                   1996      1995      1994
                                   ----      ----      ----
Cash paid during the year for:
         Interest                 $ 1,686   $ 1,252   $ 1,240
         Income taxes             $ 1,758   $ 1,565   $ 1,157

Supplemental Schedule of Noncash Investing and Financing Activities

As part of the sale of Shelby during 1996, DLAC received 250,000 shares of restricted stock of the acquiring company with a value of $1,250 (see Note 3).

During February 1995, the Board of Directors awarded 10,000 shares of common stock Class A to the Company's Chief Executive Officer which will vest prorata over five years. The unearned compensation amounted to $520.

During 1995, the Company foreclosed mortgages amounting to approximately $3,400. The properties were transferred to real estate held for sale.

As discussed in Note 4, during 1995 the Company reclassified certain investments in accordance with the one-time amnesty provisions for SFAS 115 purposes. The 1995 financial statements include the following noncash adjustments for the one-time reclasses:

                                                Increase
                                                --------
  Investments                                   $ 10,630
  Policy liabilities                               9,693
  Deferred federal income taxes                      319
  Stockholders' equity                               618

DELTA LIFE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(DOLLARS IN THOUSANDS)

13. SUPPLEMENTAL CASH FLOWS INFORMATION, CONTINUED:

The impact of SFAS 115, other than the one time reclassification mentioned above, was as follows:

                                              Increase
                                             (Decrease)
                                      1996       1995     1994
                                      ----      ----      ----
Investments                            $(4,427)   $8,139   $(7,125)
Policy liabilities                      (3,262)    2,910    (2,094)
Deferred federal income taxes             (392)    1,947    (1,711)
Stockholder's equity                      (773)    3,782    (3,320)


14. ESTIMATED FAIR VALUES OF FINANCIAL INSTRUMENTS:

Fair values for financial instruments are management's estimate of the values at which the instrument could be exchanged in a transaction between willing parties. These estimates are subjective and may vary significantly from amounts that would be realized in actual transactions. In addition, certain financial instruments and all non-financial instruments are excluded from the fair value disclosure requirement of Statement of Financial Accounting Standards (SFAS) No. 107, Disclosure about Fair Value of Financial Instruments. Therefore, the fair values presented should not be construed as the underlying value of the Company.

The carrying amounts reported in the balance sheet for cash and cash equivalents, accrued investment income, accounts receivable and payable and mortgage backed securities receivable approximate fair

DELTA LIFE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(DOLLARS IN THOUSANDS)

14. ESTIMATED FAIR VALUES OF FINANCIAL INSTRUMENTS, CONTINUED:

value due to the short-term nature of these instruments.    As policy loans
have no stated maturity and are often repaid by account withdrawals or surrenders, it is not practical to estimate their fair values.

The following methods and assumptions were used to estimate the fair value of each class of financial instrument in which it is possible to estimate that value and fair value does not approximate carrying value.

DEBT SECURITIES

The fair value of debt securities are determined primarily by reference to a pricing service or the dealer market.

CONVENTIONAL MORTGAGE LOANS

Management considers the loans to be a homogeneous category consisting primarily of commercial mortgages. The fair value of conventional first mortgage loans is estimated by discounting the future cash flows using the current rates at which loans with similar maturities would currently be originated by the Company and current estimated prepayment factors.

ANNUITY AND LIFE DEPOSITS

The fair value of these contracts is estimated as the policyholder's net cash surrender value which the policyholder may withdraw at their option.

DELTA LIFE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(DOLLARS IN THOUSANDS)

14. ESTIMATED FAIR VALUES OF FINANCIAL INSTRUMENTS, CONTINUED:
NOTES PAYABLE

As the variable rate portion of the notes payable to bank is a revolving line of credit at current rates available to the Company, the fair value of the debt approximates its carrying value. The fair value of the fixed rate portion of the outstanding balance is based upon the discounted amount of future cash flows using the Company's incremental rate of borrowing for a similar liability.

PURCHASED OPTION CONTRACTS

The fair value of purchased option contracts are determined primarily by reference to the dealer market.

The estimated fair value of the Company's financial instruments at December 1996 and 1995 are as follows:

                                   1996                      1995
                           --------------------      --------------------
                           Carrying       Fair      Carrying      Fair
                            Amount       Value       Amount     Value
                           --------      ------    ---------     -------
Debt securities             $ 1,437,299  $ 1,426,364 $ 1,406,907  $ 1,415,698
Conventional mortgage loans     249,399      259,685     233,697      254,000
Purchased option contracts        8,422       11,369           -            -
Annuity deposits              1,736,856    1,669,549   1,619,496    1,548,766
Life deposits                    16,092       15,661      39,281       35,644
Notes Payable                    22,700       22,720      20,400       20,700


DELTA LIFE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(DOLLARS IN THOUSANDS)

15. FUTURE ADOPTION OF RECENTLY ISSUED ACCOUNTING STANDARDS:

The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 125 (SFAS 125), Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, Statement of Financial Accounting Standards No. 128 (SFAS 128), Earnings per Share, and Statement of Financial Accounting Standards No. 129 (SFAS 129), Disclosure of Information about Capital Structure. SFAS 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. Those standards are based on consistent application of a financial-components approach that focuses on control. Under this approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. SFAS 125 provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. SFAS 128 establishes standards for computing and presenting earnings per share and applies to entities with publicly held common stock. SFAS 129 establishes standards for disclosing information about an entity's capital structure and applies to all entities.

Based upon the current circumstances, the Company believes the impact of these standards, when adopted on January 1, 1997, will not be material to the Company's consolidated financial statements.

AMERUS LIFE HOLDINGS, INC. AND DELTA LIFE CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30,
1997

                                                                         Pro
                                                   Delta Pro         Forma for
                               AmerUs     Delta      Forma          the Delta
                             Historical  HistoricalAdjustments      Acquisition
                             ----------  --------------------        -----------
                                              (in millions)
ASSETS:
Invested assets:
        Fixed maturities          $2,338.1  $1,475.2 $(3.8)  (A)    $3,809.5
        Equity securities             53.0       1.3                    54.3
        Purchased option contracts     -        11.6  19.3   (A)        30.9
        Short-term
           investments                24.4       -       -              24.4
        Investment in
           unconsolidated
           subsidiary                 23.7       -       -              23.7
        Mortgage loans               303.3     266.4                   569.7
        Real estate                    4.3       4.8       0.1 (A)       9.2
        Policy loans                  66.3      37.1       -           103.4
        Other investments             87.9       0.6       -            88.5
                                   -------   -------      ----       -------
           Total investments       2,901.0   1,797.0      15.6       4,713.6

Cash                                     -       9.7         -           9.7
Accrued investment
        income                        40.0      12.2       -            52.2
Deferred policy
        acquisition costs            128.5     116.0    (116.0)  (D)   128.5
Value of business
        acquired                                         109.0 (A)(B)  109.0
Other assets                          63.9      77.9      (6.9)  (A)   134.9
Closed Block                       1,350.3         -         -       1,350.3
Goodwill                                 -         -      69.5 (A)(C)   69.5
                                   -------   -------      ----       -------
        Total assets              $4,483.7  $2,012.8     $71.2      $6,567.7
                                   =======   =======      ====       =======

AMERUS LIFE HOLDINGS, INC. AND DELTA LIFE CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30,
1997.

                                                                        Pro
                                                        Delta Pro    Forma for
                                  AmerUs       Delta      Forma      the Delta
                                Historical  Historical Adjustments   Acquisition
                                ----------  ---------- ----------    -----------
                                                   (in millions)
LIABILITIES AND SHAREHOLDERS' EQUITY:

LIABILITIES:
        Policyowner reserves
           and policyowner funds   $2,051.6 $1,841.8     $15.8     (A)  $3,909.2
        Other liabilities             120.6     42.4      (6.6)    (A)     156.4
        Debt                           61.5     25.8     164.8   (A)(E)    252.1
        Closed Block liabilities    1,587.1      -         -             1,587.1
                                     ------ -------     -----           -------
           Total liabilities         3,820.8 1,910.0     174.0           5,904.8

Company-obligated
        mandatorily redeemable
        preferred securities of
        subsidiary trust holding
        solely Junior Subordinated
        Debentures of AmerUs           86.0      -         -                86.0
                                     ------   -----     -----             -----

SHAREHOLDERS' EQUITY:
        Preferred stock                 -        -          -                  -
        Common stock                   23.2      1.8      (1.8)    (A)      23.2
        Additional paid-in
           capital                     51.4     78.4     (78.4)    (A)      51.4
        Retained earnings             443.6     20.8     (20.8)    (A)     443.6
        Unrealized
           appreciation of
           available-for-sale
           securities                  58.7      1.8      (1.8)    (A)      58.7
                                    ------- -------     -----            -------
        Total shareholders'
           equity                     576.9    102.8    (102.8)            576.9
                                    ------- -------     -----           -------
        Total liabilities and
           shareholders' equity    $4,483.7 $2,012.8     $71.2          $6,567.7
                                    ======= =======     =====           =======

AMERUS LIFE HOLDINGS, INC. AND DELTA LIFE CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
NINE MONTHS ENDED SEPTEMBER 30, 1997


                                                                    Pro Forma
                                                         Delta Pro   for the
                                        AmerUs     Delta   Forma      Delta
                                      HistoricalHistoricalAdjust.   Acquis.
                                      --------------------------    --------
                                   (In millions, except per share amounts)
REVENUES:
  Premiums and product charges           $ 64.2     $ 4.9        -     $ 69.1
  Net investment income                   149.8      95.8        -      245.6
  Realized gains on investments            14.5       0.9        -       15.4
  Other                                     2.2         -        -        2.2
  Contribution from the Closed Block       21.7         -        -       21.7
                                         -----     -----     -----      -----
     Total revenues                       252.4     101.6       0.0     354.0
                                          -----    -----     -----      -----
BENEFITS AND EXPENSES:
  Total policyowner benefits              126.1      73.8         -     199.9
  Total expenses                           63.5      18.9       6.6      89.0
                                                                  (B)(F)(G)(H)
  Dividends to policyowners                 0.8        -         -        0.8
                                          -----    -----     -----      -----
  Total benefits and expenses             190.4      92.7       6.6     289.7
                                          -----    -----     -----      -----
  Income (loss) before income
     tax expense                           62.0       8.9      (6.6)     64.3

  Income tax expense (benefit)             17.7       3.3      (1.7)(I)  19.3
                                          -----     -----     -----     -----
  Income (loss) before equity
     in earnings of unconsolidated
     subsidiary                            44.3       5.6      (4.9)     45.0

  Equity in earnings of
     unconsolidated subsidiary              1.2                           1.2
                                         -----     -----     -----     -----
  Net income (loss)                       $45.5      $5.6     $(4.9)    $46.2
                                         =====     =====     =====     =====
  Net income per share:
     Historical                            $1.96
                                           ====
     Pro Forma                                                           $1.99
                                                                         =====
  Shares used in the calculation
     of net income per share:
     Historical and Pro Forma      23,155,989
                                   ==========

AMERUS LIFE HOLDINGS, INC. AND DELTA LIFE CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 1996

                                                                       Pro Forma
                                                             Delta Pro  for the
                                           AmerUs    Delta     Forma     Delta
                                         Historical HistoricalAdjust.Acquisition
                                         ---------- ----------------  ----------
                                        (in millions, except per share amounts)
REVENUES:
 Premiums and product charges                 $187.8     $11.0            $198.8
 Net investment income                         228.7     126.8             355.5
 Realized gains on investments                  66.0       0.1              66.1
 Other                                           2.7       0.7               3.4
 Contribution from the Closed Block             19.9       0.0              19.9
                                              -----     -----   -----      -----
 Total Revenues                                505.1     138.6    -        643.7
                                              -----     -----    -----     -----
BENEFITS AND EXPENSES:

 Total policyowner benefits                    261.9     101.6             363.5
 Total expenses                                 99.9      24.8   11.1      135.8
                                                              (B)(F)(G)(H)
 Dividends to policyowners                      26.3       -      -         26.3
                                               -----    -----    -----     -----
 Total benefits and expenses                   388.1     126.4   11.1      525.6
                                              -----     -----   -----      -----

 Income (loss) before income tax expense       117.0      12.2  (11.1)     118.1
 Income tax expense (benefit)                   43.8       4.6   (3.1)(I)   45.3
                                               -----    -----   -----      -----
 Income (loss) before equity
    in earnings of unconsolidated
    subsidiary and extraordinary
    item                                        73.2       7.6   (8.0)      72.8
 Equity in earnings of unconsolidated
    subsidiary                                   1.0                         1.0
                                               -----    -----    -----    -----
 Net income (loss)                             $74.2      $7.6  $(8.0)     $73.8
                                               =====    =====    =====     =====
 Net income per share:
    Historical                                 $3.20
                                                 ====
    Pro Forma                                                              $3.18
                                                                            ====
 Shares used in the
    calculation of net income
    per share:
    Historical and Pro Forma            23,155,989
                                        ==========

AMERUS LIFE HOLDINGS, INC. AND DELTA LIFE CORPORATION
NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(A) Giving effect to the acquisition of Delta under purchase accounting, the total purchase cost of Delta was allocated to the assets and liabilities acquired based on their relative fair values as of the date of acquisition, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. The cost allocations are primarily related to value of business acquired, investments, and goodwill. Although the final allocations may differ, the pro forma financial statements reflect management's best estimate based on currently available information and the differences between the current and final allocations are not expected to be material.

    The allocation of the purchase price is as follows (in millions):

Investments (including cash and
     short-term investments)                $1,822.3
Receivables and other assets                    83.2
Value of business acquired                     109.0
Goodwill                                        69.5
Policyowner reserves and funds              (1,857.6)
Debt                                           (25.8)
Other liabilities                              (35.8)
                                          ---------
                                               164.8
Cash Consideration                            (164.8)
                                          ---------
                                           $     -
                                          =========

     The historical components of Delta's shareholders' equity have been eliminated in accordance with purchase accounting.

(B) Value of the insurance business acquired reflects the estimated fair value of the business in force and represents the portion of the cost to acquire the company that is allocated to the value of the right to receive future cash flows from the insurance contracts existing as of the date of the acquisition. The value of business acquired is authorized in proportion to expected future gross profits over a 20 year period and is based on the average interest crediting rates which range from approximately 5.6% to 6.0% for 1996 and over the next five years. The estimated amortization for 1996 and the next five years is as follows (in millions):

                          1996                            $8.6
                          1997                            $8.4
                          1998                            $8.9
                          1999                           $10.2
                          2000                           $11.4
                          2001                           $10.9


(C) Represents the excess of the total purchase price over the fair value of the assets acquired less the fair value of the liabilities assumed.

(D)  Represents the unamortized balance of deferred policy acquisition costs.

(E) Represents the proceeds of bank borrowings as the source of $164.8 million used to acquire Delta.

(F) Includes the amortization of goodwill on a straight-line basis over 30 years and the effects of depreciation adjustments related to the disposition of redundant assets over five year lives (refer to note H for amounts).

(G) Includes the interest expense on the bank borrowings for the acquisition of Delta based on an estimated rate of 6.5%, which represents the current actual borrowing rate of AmerUs (refer to note H for amounts).

(H) The following is a summary of the expense pro forma adjustments related to Delta for the nine months ended September 30, 1997, and the year ended December 31, 1996 (in millions):

                                                      September 30, December 31,
                                                           1997        1996
                                                      ------------- ------------

Value of business acquired amortization (B)               $5.3        $8.6
Historical deferred acquisition costs amortization (D)    (7.1)       (9.0)
Goodwill amortization (F)                                  1.7         2.3
Depreciation (F)                                          (1.4)       (1.6)
Interest expense for borrowing (G)                         8.1        10.8
                                                          ----         ----
     Total                                                $6.6       $11.1
                                                          ====        =====

(I) Represents the income tax effect on the pro forma adjustments at an effective tax rate of 35%.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          AMERUS LIFE HOLDINGS, INC.



                                          By: /s/
                                              ---------------------------------
                                              Name:  Roger K. Brooks
                                              Title: Chairman, President and
                                                     Chief Executive Officer

Date: January 6, 1998

2.1 Agreement and Plan of Merger, dated as of August 13, 1997 and as amended as of September 5, 1997, among the Registrant, a wholly-owned subsidiary of the Registrant and Delta Life Corporation (incorporated by reference to the Registrant's Current Report on Form 8-K dated October 8, 1997).